UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2014

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(c)

On March 3, 2014, Jarden Corporation (the “Company”) announced that Ian G.H. Ashken, the Company’s Vice Chairman and Chief Financial Officer, will become President of the Company, effective immediately. The Company also announced its intention to appoint Al LeFevre as Executive Vice President-Finance and Chief Financial Officer effective June 12, 2014. Mr. Ashken will cease to be Chief Financial Officer upon the effectiveness of Mr. LeFevre’s appointment in June 2014.

Mr. LeFevre, who is 54 years of age, is currently Executive Vice President and Chief Financial Officer of the Company’s Jarden Consumer Solutions subsidiary (“JCS”), where he has held positions of increasing responsibility since 1997 and has been Chief Financial Officer of JCS since 2002. Biographical information for Mr. Ashken can be found in the Company’s Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014, and is incorporated herein by reference.

There is no arrangement or understanding between either Mr. Ashken or Mr. LeFevre and any other person pursuant to which such individual was appointed to their respective position set forth above. There has been no transaction, or proposed transaction, since January 1, 2013 to which either Mr. Ashken or Mr. LeFevre or any member of their respective immediate families had or is to have a direct or indirect material interest or any other related transaction with the Company within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between either Mr. Ashken or Mr. LeFevre and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

(d)

Effective March 6, 2014, the Board of Directors of the Company elected Ros L’Esperance as a director of the Company to fill the Class I vacancy on the Board of Directors of the Company with a term expiring at the Company’s 2015 annual meeting of stockholders. Ms. L’Esperance has not been, and is not at this time expected to be, appointed to any committees of the Company’s Board of Directors.

Ms. L’Esperance is Chairman of the Global Investment Banking Division at Barclays Capital Inc. (“Barclays”) and serves as a member of several Operating and Executive Committees within Barclays. Prior to being named Chairman, Ms. L’Esperance was jointly responsible for Corporate Finance and M&A at Barclays from 2008-2013. She joined Barclays in 2008 from Lehman Brothers where she was co-head of Global Corporate Finance. During her tenure at Lehman Brothers she was also a founder and leader of the Financial Sponsors Group from 1997 through 2007 and previously was a Managing Director in the Media and Communications Group. She began her career as an Associate at Lehman Brothers in 1987. Ms. L’Esperance has also been an active contributor to the firm’s Philanthropy and Diversity initiatives. She is a dual citizen (US/UK) and a board member of the Boys Club of New York, the Southampton Fresh Air Home and BritishAmerican Business.

There are no arrangements or understandings between Ms. L’Esperance and any other persons pursuant to which she was appointed as a director of the Company. There has been no transaction, or proposed transaction, since January 1, 2013 to which Ms. L’Esperance or any member of her immediate family had or is to have a direct or indirect material interest or any other related transaction with the Company within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Ms. L’Esperance and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2014

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Executive Vice President-Administration, General Counsel and Secretary